EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 pertaining to The Providence Energy Corporation's Automatic Dividend Reinvestment and Cash Stock Purchase Plan of our report dated November 6, 1998 included in Providence Energy Corporation's latest Annual Report on Form 10-K for the fiscal year ended
September 30, l998, and to all references to our Firm included in this Registration Statement.

                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
August 2, 1999